Exhibit 10.1

STEREOTAXIS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of November 10, 2005 by and among Stereotaxis, Inc., a Delaware corporation (the “Company”) and the persons on the attached signature pages (sometimes hereinafter individually referred to as a “Lender” or collectively as the “Lenders”).

Recitals

A.	The Company wishes to obtain a commitment for additional financing which would allow the Company to draw funds as needed;

B.	The Lenders wish to provide such commitment to the Company; and

C.	In consideration of the above and the mutual covenants hereinafter set forth, the Company and the Lenders desire to agree on the terms of the Notes to be issued upon execution of this Agreement , and accordingly agree as follows:

1. The Notes.

1.1 The Notes. The Lenders are hereby committing to make available to the Company up to an aggregate original principal amount as set forth on the attached Schedule 1.1 (the “Committed Funds”) during the Commitment Period, as defined in Section 1.2. Subject to and upon the terms and conditions set forth herein, and upon the draw by the Company and advance of funds by the Lenders as set forth in Section 1.3, the Company shall issue and sell to each Lender, and each Lender shall purchase from the Company, the Company’s promissory notes (the “Notes”), in the form attached hereto as Exhibit A, up to the aggregate original principal amount set forth on the attached Schedule 1.1.

1.2 Commitment Period. The Lenders without condition make the Committed Funds available for the Company’s use for a term which shall terminate upon the earlier of (i) May 10, 2006, and (ii) the date on which the Company actually receives additional financing from an institution engaged in the business of providing goods or services in the field of medical technology or devices in the form of new equity and/or new debt that is not subject to escrow or other condition(s) (“Strategic Financing”) in the aggregate amount of not less than Thirty Million Dollars ($30,000,000), (the “Commitment Period”). The Company shall have the option to extend the Commitment Period through November 10, 2006. To extend the Commitment Period, the Company shall notify the Lender of its election in writing, pursuant to the Notification Provision set out in Section 6.8, no less than 15 days before the original Commitment Period is scheduled to expire. In no event shall the Commitment Period extend beyond November 10, 2006.

1.3 Election to Draw on Committed Funds. The Company shall be entitled to draw on the Committed Funds in no more than ten (10) tranches, in minimum amounts of $2,000,000 each, up to an aggregate amount as set forth on the attached Schedule 1.1. To draw on the Committed Funds, the Company shall notify the Lender of its election in writing, pursuant to the

Notification Provision set out in Section 6.8, no less than fourteen (14) days before the requested advance. The Lender shall advance to the Company such amount no later than fourteen (14) days after receiving such notification from the Company. There shall be no preconditions or additional requirements with respect to the Company’s ability to draw on the Committed Funds. The Lenders hereby acknowledge that the determination as to whether to make a draw at any time shall be at the discretion of the executive officers of the Company.

1.4 Maturity Date. All amounts due under the Note shall become due and payable on the earlier of (i) May 10, 2006, and (ii) the date on which the Company procures Strategic Financing in the amount of not less than Thirty Million Dollars ($30,000,000), (the “Maturity Date”). The Company shall have the option to extend the Maturity Date to November 10, 2006. To extend the Maturity Date, the Company shall notify the Lenders of its election in writing, pursuant to the Notification Provision set out in Section 6.8, no less than thirty days before the original Maturity Date. In no event shall the Maturity Date be extendable to beyond November 10, 2006.

1.5 Optional Prepayment. The Company may at any time, prepay the unpaid principal amount of the Note, or any part thereof, without penalty or premium, but with interest accrued to the date fixed for prepayment. Notice of prepayment shall be given by the Company by mail and shall be mailed to the Lenders not less than 30 days prior to the date fixed for prepayment. Upon giving of notice of prepayment as aforesaid, the Note (or the portion thereof to be prepaid, as the case may be) shall on the prepayment date specified in such notice become due and payable; and from and after the prepayment date so specified (unless the Company shall default in making such prepayment) interest on the Note (or the portion thereof to be prepaid, as the case may be) shall cease to accrue and, on presentation and surrender hereof to the Company for cancellation, the Note (or the portion thereof to be prepaid as the case may be) shall be paid by the Company at the prepayment price aforesaid.

1.6 Interest. The Company shall pay interest on the unpaid balance of each advance under the Notes at a per annum interest rate equal to the greater of (i) six percent (6%) and (ii) the Prime Rate as published in The Wall Street Journal as of the date of such advance hereunder less one percent (1%). Such interest shall be paid by the Company to the Lenders with the unpaid principal balance on the Maturity Date.

2. Warrants.

2.1 In consideration for entering into and performing this Agreement, the Company shall grant to the Lender warrants to purchase the Company’s common stock, par value .001 per share (“Common Stock”). Such warrants shall be in the form attached as Exhibit B (the “Warrants”), and shall be issued to the Lender no later than 10 Trading Days following the determination of the Exercise Price. Each Lender shall receive the number of Warrants as follows:

(a) upon execution and delivery of this Agreement, a number of warrants equal to the that portion of the Committed Funds to be loaned by each such Lender to the Company multiplied by 0.10, divided by the Exercise Price;

(b) upon advance, if any, by each such Lender under Section 1.3, a number of additional warrants equal to the portion of the Committed Funds so advanced multiplied by 0.10, divided by the Exercise Price; and

(c) upon the first to occur of any extension of either (1) the Commitment Period under Section 1.2 or (2) the Maturity Date under Section 1.4, a number of additional warrants equal to that portion of the Committed Funds to be loaned by each such Lender multiplied by 0.10, divided by the Exercise Price, provided that only one adjustment shall be made pursuant to this Section 2.1(c).

In no event shall the number of shares issuable upon exercise of such Warrants exceed 19.9% of the outstanding Common Stock of the Company.

2.2 Registration Rights.

(a) Promptly following the execution and delivery of this Agreement, the Company shall use its reasonable best efforts to obtain an amendment, waiver or other similar document, from the Holders of Registrable Securities under that certain that certain Fourth Amended and Restated Investor Rights Agreement dated as of December 17, 2002, as amended, including without limitation a waiver of any incidental or piggyback registration rights thereunder, to permit the registration of the shares of Common Stock isssuable upon exercise of the Warrants (“Warrant Shares”). Within sixty (60) days after the date hereof (or immediately following receipt of such waiver or amendment, if later), the Company shall file with the SEC a registration statement with respect to the maximum number of Warrant Shares isssuable upon exercise of the Warrants (assuming all Warrants are issued pursuant to Section 2.1 above) and use its diligent best efforts to cause such registration statement to become effective, and to keep such registration statement effective for up to ninety (90) days or until the Lenders have completed the distribution relating thereto (or in the alternative at the Company’s election cause such Warrant Shares to be included on an amendment to a shelf registration statement previously filed by the Company). The Company shall not have any obligation to sell such shares in an underwritten offering.

(b) In connection therewith, the Company shall:

i. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the disposition of all securities covered by such registration statement.

ii. Furnish to the Lenders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Warrant Shares owned by them.

iii. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Lenders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

iv. Notify each Lender of Warrant Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the

Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(b) The Parties agree that they shall have such indemnification obligations as set forth on Schedule 2.2 hereto.

(c) Each Lender or other permitted holder of Warrant Shares included in any registration shall furnish to the Company such information regarding such person and the distribution proposed by such person as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section.

2.3 All expenses incurred in connection with the registration effected pursuant to Section 2.2, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one special counsel for the participating Lenders (collectively, “Registration Expenses”), shall be borne by the Company; provided, however, that the term Registration Expenses shall not include, and in no event will the Company be obligated to pay, stock transfer taxes or underwriters’ discounts, or commissions relating to the Warrant Shares.

2.4 The Warrants shall provide that if the per share Closing Price of the Common Stock shall exceed an amount that is three (3) times the Exercise Price for 20 consecutive Trading Days ending no later than March 31, 2006, the Company may require that the Lender exercise such Warrants, provided that such notice may be given no later than 5:00 p.m. St. Louis time on April 10, 2006. The Warrants shall be exercised on such date specified in the notice, but no fewer than three and no more than 10 Trading Days following the date of such Notice.

2.5 Certain Definitions.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business.

“Closing Price” with respect to Common Stock on any day means the reported last sales price regular way on NASDAQ, or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

“Exercise Price” shall mean the average of the daily Closing Prices of a share of the Common Stock for 10 consecutive Trading Days commencing on and including November 4, 2005 and ending on and including November 17, 2005.

3. Representations and Warranties of the Company.

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own and operate its properties and assets.

3.2 Corporate Power. The Company will have at Closing all requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, to issue the Note and to carry out and perform its obligations under the terms of this Agreement.

3.3 Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and constitutes the valid and binding obligations of the Company, enforceable, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

4. Representations and Warranties of the Lenders.

4.1 Representations and Warranties of the Lenders. Each Lender severably represents and warrants to the Company as of the Closing Date as follows:

(a) The Lender has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Lender, and the consummation by the Lender of the transactions contemplated hereby have been duly approved and no other corporate or other proceedings on the part of the Lender are or will be necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Lender and is a legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights.

(b) The Lender is experienced in evaluating and investing in new companies such as the Company. The Lender is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Notes, the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) and who is capable of bearing the economic risks of such investment.

(c) The Lender is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Lender understands that the Securities to be acquired have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities. The Lender understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Act.

(d) The Lender acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Lender is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. The Lender covenants that, in the absence of an effective registration statement covering the Securities in question, the Lender will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with the Lender’s representations and covenants set forth in this Section 4. In connection therewith, the Lender acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 4 and will transfer Securities on the books of the Company only to the extent not inconsistent therewith.

(e) The Lender understands that no public market now exists for any of the Securities issued by the Company and there can be no assurance that a public market will ever exist for the Securities.

(f) The Lender (or its authorized representative) has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and to review the Company’s facilities. The Lender understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(g) The Lender represents that Lender is an “accredited investor” as such term is defined in Regulation D promulgated under the Act. The Lender has the financial ability to perform or cause this Agreement to be performed, and shall provide to the Company reasonable evidence of such ability upon written request from time to time, subject to confidentiality reasonably requested by such Lender.

4.2 Legend. The Note shall be endorsed with the following legend:

THE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT”), AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, THE NOTE MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED TO A “PERMITTED TRANSFEREE” (AS DEFINED HEREIN) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION EXEMPT FROM THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF SENIOR INDEBTEDNESS (AS DEFINED BELOW) TO THE EXTENT PROVIDED HEREIN.

4.3 Each Lender agrees that in no event will it make a transfer or disposition of any of the Notes or Warrants (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws, and (ii) if reasonably requested by the Company, at the expense of such Lender or its transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act. Notwithstanding the foregoing, no formal notice or opinion of counsel shall be required for the transfer by an Lender to: (x) any partner of a Lender or to a retired partner of a Lender, who retires after the date of this Agreement, (y) the estate of any such partner or a retired partner or for the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors or (z) any entity which is a wholly-owned subsidiary of the Lender or which is under common control with the Lender; provided, however, in all cases where no legal opinion is required that the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original Lender hereunder.

5. Subordination. The indebtedness evidenced by the Notes shall be expressly subordinated, to the extent and in the manner set forth in the Notes, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as defined in the Notes. All other terms related to the subordination set forth in the Note are incorporated herein by reference. The Company agrees that any future Junior Indebtedness, as defined in the Notes, shall be subordinate to the Notes on as set forth therein.

6. Miscellaneous.

6.1 Waivers and Amendments. Any term of this Agreement may be amended or waived only with the written consent of the Company and all of the Lenders.

6.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

6.3 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement; Conflict. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as expressly provided herein, in the event of any conflict between the terms of this Agreement and the other documents as attached hereto, this Agreement shall control.

6.6 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.7 Titles and Subtitles; Construction. The titles of the Sections and Subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

6.8 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

To the Company:

Stereotaxis, Inc.

4041 Forest Park Avenue

St. Louis, Missouri 63108

Fax: (314) 615-6922

Attention:	Chief Executive Officer
Chief Financial Officer

Copy to:

Bryan Cave LLP

One Metropolitan Square

Suite 3600

St. Louis, MO 63102

Fax: (314) 259-2020

Attn:	James L. Nouss, Jr., Esq.
Robert J. Endicott, Esq.

To the Lenders:

[To the addresses specified on Schedule 1.1 hereto]

6.9 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE COMPANY:	STEREOTAXIS, INC.

a Delaware corporation

	By:	/s/ Bevil J. Hogg
	Name:	Bevil J. Hogg
	Title:	President and Chief Executive Officer

THE LENDERS:	SANDERLING VENTURE PARTNERS VI CO-INVESTMENT FUND, L.P.

	By:	Middleton, McNeil, Mills & Associates, VI, LLC

	By:	/s/ Fred A. Middleton
Fred A. Middleton
Managing Director

ALAFI CAPITAL COMPANY LLC

By:	/s/ Christopher Alafi
Name:	Christopher Alafi
Title:	Manager

Schedule A

Lender Name and Address	Committed Funds
Sanderling Venture Partners VI CO-investment fund, L.P. [Separately on file with the Company]	$10,000,000
Alafi Capital Company [Separately on file with the Company]	$10,000,000
Total	$20,000,000

1

Schedule 2.2

Indemnification

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Lender of Warrant Shares, each of such Lender’s officers, directors, partners and agents, and each person controlling such Lender, with respect to any registration, qualification, or compliance of the Warrant Shares held by or issuable to such Lender effected pursuant to this Section 1, and each underwriter of such registration, if any, and each person who controls any underwriter, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each such Lender, each such underwriter, and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Lender or underwriter and stated to be specifically for use therein.

(b) Each Lender will, if Warrant Shares held by or issuable to such Lender are included in such registration, qualification, or compliance of the Company’s securities, severally and not jointly, indemnify the Company, each of its directors, and each officer who signs a registration statement in connection therewith, and each person controlling the Company, each underwriter of such registration, if any, and each person who controls any such underwriter, and each other Lender, each of such other Lender’s officers, partners, directors and agents and each person controlling such other Lender, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Company, each such underwriter, each such other Lender, and each such director, officer, partner, and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Lender and stated to be specifically for use therein. In no event will any Lender be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Lender greater than such Lender’s obligations under

1

this Schedule 2.2. The liability of each Lender hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Lender under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Lender from the sale of Warrant Shares covered by such registration statement.

(c) Each party entitled to indemnification under this Schedule 2.2 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

2

Exhibit A

Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT”), AS AMENDED, OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, THIS NOTE MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED TO A “PERMITTED TRANSFEREE” (AS DEFINED HEREIN) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION EXEMPT FROM THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF SENIOR INDEBTEDNESS (AS DEFINED BELOW) TO THE EXTENT PROVIDED HEREIN.

STEREOTAXIS, INC.

TERM NOTE

$	, 200

St. Louis, Missouri

1. General. Stereotaxis, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of                                  (the “Holder”) the principal sum of                                  Dollars ($            ), on the date (the “Maturity Date”) which is the earlier of (i) May 10, 2006, or (ii) the date upon which the Company obtains up to Thirty Million Dollars ($30,000,000) of Strategic Financing (as such term is defined in the Purchase Agreement referred to below), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the unpaid balance of the principal hereof from the date hereof, at the times and in the amounts as provided in that certain Note and Warrant Purchase Agreement between the Company and the Holder and certain other lenders set forth therein, dated November 10, 2005, as the same may from time to time be amended, modified or supplemented (the “Purchase Agreement”); provided that the Company shall have the option, pursuant to the terms of the Purchase Agreement, to extend the Maturity Date to November 10, 2006. Notice of extension of the Maturity Date shall be given by the Company by mail and shall be mailed to the Holder not less than 30 days prior to the date fixed for such Maturity Date extension. All payments of principal and interest on this Note shall be made at the offices of the Company. In the event that the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the rate of [            ] percent ([    ]%) (the “Default Rate”) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

1

This Note is issued in connection with the Purchase Agreement and the Holder is subject to certain restrictions set forth in this Note and the Purchase Agreement and shall be entitled to certain rights and privileges set forth in the same.

2. Optional Prepayment. The Company may at any time, prepay the unpaid principal amount of this Note, or any part thereof, without penalty or premium, but with interest accrued to the date fixed for prepayment. Notice of prepayment shall be given by the Company by mail and shall be mailed to the Holder not less than 15 days prior to the date fixed for prepayment. Upon giving of notice of prepayment as aforesaid, this Note (or the portion thereof to be prepaid, as the case may be) shall on the prepayment date specified in such notice become due and payable; and from and after the prepayment date so specified (unless the Company shall default in making such prepayment) interest on this Note (or the portion thereof to be prepaid, as the case may be) shall cease to accrue and, on presentation and surrender hereof to the Company for cancellation, this Note (or the portion thereof to be prepaid as the case may be) shall be paid by the Company at the prepayment price aforesaid.

3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

(ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

2

At any time that the unpaid principal balance of this Note, together with all accrued and unpaid interest owing thereon, shall have become due and payable in full pursuant to this Section 3, the aggregate of all such sums shall thereafter bear interest, both before and after judgment, at the Default Rate until such sums have been paid. In such event, all payments made thereafter shall be applied first to unpaid interest hereon, then to the principal of this Note.

4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as hereinafter defined.

4.1. Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to Silicon Valley Bank or its affiliates or any other banks, commercial finance lenders or similar financial institutions, which is for money borrowed by the Company (whether or not secured) (“Financial Institution Debt”), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Financial Institution Debt, or any indebtedness arising from the satisfaction of such Financial Institution Debt by a guarantor.

4.2. Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

4.3. Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

3

4.4. Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 4.2 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 4 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

4.5. Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4.

4.6. Subordination of Junior Indebtedness. In connection with the Company’s incurrence of any future convertible indebtedness or other indebtedness of the Company in respect of borrowed money evidenced by bonds, notes, debentures or similar instruments or letters of credit that is other than Financial Institution Debt (“Junior Indebtedness”), the Company agrees that any such Junior Indebtedness shall be subordinate to this Note on substantially the same terms as are provided under this Article 4.

5. Warrant Agreement. Warrants shall be issued by the Company pursuant to the Purchase Agreement, which together with the Form of Warrant to be issued thereunder shall govern all aspects of the Warrants, including without limitation the term, exercise price and all adjustments to the number of shares of common stock issuable upon exercise thereof.

6. Assignment. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified pursuant to the terms of the Purchase Agreement.

8. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

4

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or faxed in the manner set forth above and shall be deemed to have been received when delivered.

10. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

12. Transfer Restrictions. The Holder agrees that in no event will it make a transfer or disposition of any of this Note (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws, and (ii) if reasonably requested by the Company, at the expense of such Holder or its transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act. Notwithstanding the foregoing, no formal notice or opinion of counsel shall be required for the transfer by an Holder to: (x) any partner of a Holder or to a retired partner of a Holder, who retires after the date of this Agreement, (y) the estate of any such partner or a retired partner or for the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors or (z) any entity which is a wholly-owned subsidiary of the Holder or which is under common control with the Holder; provided, however, in all cases where no legal opinion is required that the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original Holder hereunder.

[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

5

IN WITNESS WHEREOF, the Company has caused this Note to be issued this      day of November, 2005.

STEREOTAXIS, INC.

By:
Name:
Title:

Name of Holder:

Address:

6

Exhibit B

Form of Warrant

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Issuance Date: , 2005	Warrant No.:

STEREOTAXIS, INC.

COMMON STOCK PURCHASE WARRANT

TO PURCHASE SHARES OF

COMMON STOCK, $0.001 PAR VALUE PER SHARE

This is to certify that, FOR VALUE RECEIVED,                                  (“Warrantholder”), is entitled to purchase, subject to the provisions of this Common Stock Purchase Warrant (“Warrant”), from Stereotaxis, Inc., a corporation organized under the laws of Delaware (“Company”), at any time and from time to time after the issuance date hereof (“Exercise Date”) but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of such issuance date (“Expiration Date”),                  shares (“Warrant Shares”) of Common Stock, $0.001 par value (“Common Stock”), of the Company, at an exercise price per share equal to $              (the exercise price in effect from time to time hereafter being herein called the “Warrant Price”).1 The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

This Warrant has been issued pursuant to the terms of the Note and Warrant Purchase Agreement (“Purchase Agreement”) dated November 10, 2005 between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”), or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. References to Warrantholder or holder shall include any such transferee.

1.	To be determined in accordance with the Purchase Agreement.

1

3. Exercise of Warrant.

(a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant to purchase the Warrant Shares, in whole or in part, at any time and from time to time on and after the Exercise Date and before the Expiration Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the “Exercise Agreement”) (which may be by fax), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder’s designee, as the record owner of such shares, as of the close of business on the date on which the completed Exercise Agreement shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

(b) If the per share Closing Price of the Common Stock shall exceed an amount that is three (3) times the Warrant Price for 20 consecutive Trading Days ending no later than March 31, 2006, the Company may require that the Warrantholder exercise this Warrant, provided that such notice may be given no later than 5:00 p.m. St. Louis time April 10, 2006. Such exercise shall be treated as if a voluntary exercise had been effected pursuant to Section 3 above. The Warrants shall be exercised on such date specified in the notice, but no fewer than three and no more than 10 Trading Days following the date of such Notice.

(c) Certain Definitions.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business.

“Closing Price” with respect to Common Stock on any day means the reported last sales price regular way on NASDAQ, or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading as reported by NASDAQ or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

4. Cashless Exercise. The Warrantholder may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise

2

contemplated to be made to the Company upon such exercise in payment of the Warrant Price for the Warrant Shares specified in the Exercise Agreement, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the closing sale price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the date of the Exercise Notice.

C= the Warrant Price then in effect for the applicable Warrant Shares at the time of such exercise.

5. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 5 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on the Warrant Shares or any other security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Investor Rights Agreement, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

7. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

8. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep

3

reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full (without regard to any restrictions on beneficial ownership contained herein), and the transfer agent for the Common Stock, including every subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of any of the right of purchase aforesaid (“Transfer Agent”), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

9. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 10 hereof, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

10. Adjustment of Warrant Exercise Price and Number of Shares. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 10 shall become effective at the close of business on the date the subdivision or combination becomes effective.

11. Replacement Warrants. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable. Such changes are intended not as amendments to the Warrant but only as clarification of the adjustment in the preceding Section for convenience purposes, and such adjustments shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

12. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

13. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

4

14. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company’s independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

15. Identity of Transfer Agent. The Transfer Agent for the Common Stock is Bank of New York. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

16. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

Stereotaxis, Inc.

4041 Forest Park Avenue

St. Louis, Missouri 63108

(314) 615-6940

Fax: (314) 615-6922

Attention: Chief Financial Officer

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 16.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 16.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid. All faxes shall be effective upon receipt.

17. Registration Rights. The holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Purchase Agreement.

5

18. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

19. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

20. Absolute Obligation to Issue Warrant Shares. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

21. Assignment, etc. The Warrantholder agrees that in no event will it make a transfer or disposition of any of this Warrant (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws, and (ii) if reasonably requested by the Company, at the expense of such Warrantholder or its transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act. Notwithstanding the foregoing, no formal notice or opinion of counsel shall be required for the transfer by an Warrantholder to: (x) any partner of a Warrantholder or to a retired partner of a Warrantholder, who retires after the date of this Agreement, (y) the estate of any such partner or a retired partner or for the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors or (z) any entity which is a wholly-owned subsidiary of the Warrantholder or which is under common control with the Warrantholder; provided, however, in all cases where no legal opinion is required that the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original Warrantholder hereunder.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first written above.

STEREOTAXIS, INC.

By:
Name:
Title:

Attest:

Sign:
Print Name:

6

STEREOTAXIS, INC.

WARRANT EXERCISE FORM

Stereotaxis, Inc.

4041 Forest Park Avenue

St. Louis, Missouri 63108

Fax: (314)0615-6922

Attention: Chief Financial Officer

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Common Stock Purchase Warrant (“Warrant”) for, and to purchase thereunder              shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name:
Address:

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

Dated:	Signature:

Print Name:
Address: